Exhibit 1.1

VALIDUS HOLDINGS, LTD.

15,244,888 Common Shares

PURCHASE AGREEMENT

Dated: July 24, 2007

TABLE OF CONTENTS

Page

SECTION 1. Representations and Warranties	1

(a) Representations and Warranties by the Company	1
(b) [Intentionally Omitted]	1

SECTION 2. Sale and Delivery to Underwriters; Closing	9

SECTION 3. Covenants of the Company	11

SECTION 4. Free Writing Prospectus.	15

SECTION 5. Payment of Expenses	15

(a) Expenses	1
(b) [Intentionally Omitted]	15
(c) Allocation of Expenses	15

SECTION 6. Conditions of Underwriters’ Obligations	16

SECTION 7. Indemnification and Contribution	19

(a) Indemnification of Underwriters	19
(b) Indemnification of Company, Directors and Officers	20
(c) Actions against Parties; Notification	21
(e) Control Persons	22

1

SCHEDULES

Schedule I – List of Underwriters	Sch I-1
Schedule II – [Intentionally Omitted]	Sch II-1
Schedule III – Issuer Free Writing Prospectuses	Sch III-1
Schedule IV – List of Subsidiaries of the Company	Sch IV-1
Schedule V – List of Persons Subject to Lock-up	Sch V-1
EXHIBITS

Exhibit A – Form of Lock-up Agreement	A-1
Exhibit B – Form of Opinion of Company’s Outside Counsel	B-1
Exhibit C-1 – Form of Opinion of Company’s Bermuda Counsel	C-1-1
Exhibit C-2 – Form of Opinion of Company’s U.K. Counsel	C-2-1
Exhibit D – [Intentionally Omitted]	D-1
Exhibit E – Form of Secretary’s Certificate	E-1

2

VALIDUS HOLDINGS, LTD.
(a Bermuda holding company)

15,244,888 Common Shares
(Par Value $0.175 Per Share)

PURCHASE AGREEMENT

July 24, 2007

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated,
as Representatives of the several Underwriters
named in Schedule I hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
and
c/o Merrill Lynch, Pierce, Fenner & Smith

               Incorporated

World Financial Center

4 World Financial Center

New York, New York  10080

Ladies and Gentlemen:

Validus Holdings, Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith (“Merrill Lynch”) are acting as lead representatives (the “Lead Representatives”), 15,244,888 common shares, par value $0.175 per share, of the Company (“Common Shares”); furthermore, at the election of the Underwriters, the Company proposes to issue and sell to the Underwriters all or any part of 2,286,733 additional Common Shares (the “Optional Securities”) to cover over-allotments, if any, pursuant to Section 2(b) hereof. The aforesaid 15,244,888 Common Shares to be issued and sold by the Company and purchased by the Underwriters (the “Firm Securities”), and all or any part of the aforesaid 2,286,733 Optional Securities are hereinafter called, collectively, the “Securities.”

SECTION 1.    Representations and Warranties.

(a)  Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of each Time of Delivery referred to in Section 2(d) hereof, and agrees with each Underwriter, as follows:

(i)  Compliance with Registration Requirements. (A)  A registration statement on Form S-1 (File No. 333-139989) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Lead Representatives, and, excluding exhibits thereto, to the Lead Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “1933 Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 3(a) hereof and deemed by virtue of Rule 430A under the 1933 Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below), together with the Issuer Free Writing Prospectus dated July 24, 2007 is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(B)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein;

(C)  For the purposes of this Agreement, the “Applicable Time” is 8:30 A.M. (New York City time) on July 25, 2007. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein; and

(D)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein;

(ii)  Independent Accountants of the Company. PricewaterhouseCoopers, who have certified the consolidated financial statements and supporting schedules of the Company that are included in the Registration Statement, Pricing Prospectus and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(iii)  Independent Accountants of Talbot.  KPMG LLP, who have certified the consolidated financial statements and supporting schedules of Talbot Holdings Ltd., a wholly owned subsidiary of the Company, organized under the laws of Bermuda (“Talbot” and together with its subsidiaries, the “Talbot Group”), that are included in the Registration Statement, Pricing Prospectus and the Prospectus, is, to the best knowledge of the Company after due inquiry, an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(iv)  Financial Statements.  (a)  The consolidated financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries (provided, that this representation and warranty in respect of the Talbot Group extends only to the best knowledge of the Company after due inquiry) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, as applicable.

(b)  The pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.

(v)  Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” is defined as a material adverse change or any development or event that could reasonably be expected to result in a prospective material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries  considered as one enterprise, whether or not arising in the ordinary course of business.

(vi)  Good Standing of Subsidiaries. Each of the subsidiaries of the Company listed on Schedule IV hereto has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, all of the issued and outstanding share capital or capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity interest; none of the outstanding shares of share capital or capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(vii)  Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus and Prospectus and all of the issued shares of capital stock of the Company (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable, (C) were not issued in violation of the preemptive or similar rights of any securityholder of the Company or any subsidiary and (D) conform to the description thereof contained in the Pricing Prospectus and the Prospectus.

(viii)  Authorization and Description of Securities. The unissued Securities to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Pricing Prospectus and the Prospectus; the shareholders of the Company have no preemptive or similar rights with respect to the unissued Securities to be issued and sold by the Company hereunder and no shareholder consents are required in connection with the Company’s issuance and sale of such Securities.

(ix)  Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x)  Certain Information. The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Share Capital” and “Certain Relationships and Related Party Transactions”, insofar as they purport to constitute a summary of the terms of the Securities and the other documents described therein, and the statements set forth in the Pricing Prospectus and the Prospectus under the captions “Certain Tax Considerations”, “Business—Regulation”, “Acquisition of Talbot—The Lloyd’s Market and the London Market”, “—Share Sale Agreement”, and “Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xi)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except in the case of (ii), for such violations and defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement, and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and

Instruments, nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in each case (other than with respect to such charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xii)  Financial Assistance. On the date hereof and upon the issuance of the Securities, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda.

(xiii)  Absence of Proceedings. Other than as set forth in the Pricing Prospectus and the Prospectus prior to the date hereof, or as encountered in the ordinary course of business in the Company’s activities, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary or the properties or assets thereof, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xiv)  Accuracy of Exhibits. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement, the Pricing Prospectus or any Issuer Free Writing Prospectus which have not been so filed as required.

(xv)  Title to Intellectual Property. Other than as set forth in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and, other than as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder and state securities or blue sky laws, (ii) such as have been obtained from the Bermuda Monetary Authority and (iii) the Prospectus will be filed at the Registrar of Companies in Bermuda pursuant to the laws of Bermuda.

(xvii)  Licenses and Permits. Other than as set forth in the Pricing Prospectus and the Prospectus, each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Pricing Prospectus and the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company or its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a Material Adverse Effect.

(xviii)  Compliance with Applicable Laws. Other than as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

(xix)  No Material Adverse Effect. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and since the date as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus.

(xx)  Stabilization. Neither the Company nor any of its affiliates (including any subsidiary) has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected  to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities in violation of the Exchange Act of 1934, as amended (the “1934 Act”).

(xxi)  Tax Liabilities and Reserves. Other than as set forth in the Pricing Prospectus and the Prospectus, any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect; provided, that this representation and warranty in respect of the Talbot Group, extends only to the best knowledge of the Company after due inquiry.  Other than as set forth in the Pricing Prospectus and the Prospectus, to the knowledge of the Company and its subsidiaries, there is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a Material Adverse Effect.

(xxii)  Accounting Controls. The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its system of internal control over financial reporting; and since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s system of internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s system of internal control over financial reporting.

(xxiii)  Disclosure Controls. The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxiv)  Investment Company Act. The Company is not and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof, will not be an

“investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Act”).

(xxv)  Passive Foreign Investment Company. The Company does not believe it is a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, for 2006, and does not expect to be classified as a PFIC in the foreseeable future.

(xxvi)  Rule 405.  At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(xxvii)   Stamp Duty, Excise Tax, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Securities or (B) the sale or delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof, other than as described in the opinion of Conyers Dill & Pearman delivered pursuant to Section 6(c) of this Agreement.

(xxviii)   Currency Exchange Control. Other than as set forth in the Pricing Prospectus and the Prospectus, there are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends on the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes).

(xxix)  Registration Rights. Except as disclosed in the Pricing Prospectus or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxx)  No Ratings Downgrade. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company has no knowledge of any threatened or pending downgrade of any of its or its subsidiaries’ financial strength rating by A.M. Best Company Inc. (“A.M. Best”), which currently has publicly released a financial strength rating of A- (Excellent).

(xxxi)  Listing Approval. The Securities have been approved for listing on the New York Stock Exchange (the “Exchange”).

(b)  [Intentionally Omitted]

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)     Subject to the terms and conditions herein, (A) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $20.5975, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (B) in the event and to the extent that the Underwriters exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i)(A) of this Section 2(a), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

(b)     The Company hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Securities set forth on Schedule I hereto, at the purchase price per share set forth in Section 2(a)(i)(A) hereof, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Company Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten Business Days (as defined below) after the date of such notice.

(c)     [Intentionally Omitted]

(d)     Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

(e)(i)  The Securities to be purchased by each Underwriter hereunder in definitive form, and in such authorized denominations and registered in such names as the Lead Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company the Lead Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Lead Representatives at least forty-eight hours in advance.  The Company will cause the certificates representing the Securities, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 30, 2007 or such other time and date as the Lead Representatives and the Company may agree upon in writing.  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on July 30, 2007 or such other time and date as the Lead Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Lead Representatives in the written notice given by the Lead Representatives to the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Lead Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(ii)  The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 3 hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, Eighty Pine Street, New York, New York, 10005-1702 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Agreement, “Business Day” shall mean each day other than a Saturday, Sunday or other day on which both the Commission and banks in New York City are closed for business.

(f)     Qualified Independent Underwriter. The Company hereby confirms its engagement of Wachovia Capital Markets, LLC as, and Wachovia Capital Markets, LLC hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Securities. Wachovia Capital Markets, LLC, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The QIU shall receive no compensation for its services hereunder.

SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)  Compliance with Securities Regulations and Commission Requests. To prepare the Prospectus in a form approved by the Lead Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Lead Representatives promptly after reasonable notice thereof; to advise the Lead Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Lead Representatives with copies thereof; to file promptly any material required to be filed by the Company with the Commission pursuant to Rule 433 under the 1933 Act within the time required by such Rule; to advise the Lead Representatives, promptly after it receives notice thereof, of the issuance by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement (the date of which shall be confirmed to the Company by the Lead Representatives) of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of the issuance of any such notice, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Securities.

(b)  Qualification of Common Shares. Promptly from time to time to take such action as the Lead Representatives may reasonably request to qualify the Common Shares for offering and sale under the securities laws of such jurisdictions as the Lead Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c)  Delivery of Prospectus. Prior to 3:00 P.M., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as each Lead Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Lead Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Lead Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of any Underwriter but at the expense of such Underwriter, to prepare and deliver to such

Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act; the Lead Representatives will inform the Company when the Underwriters’ obligation to deliver a prospectus has expired.

(d)  Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Lead Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(e)  Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(f)  Reporting Requirements.  To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the foregoing requirements may be satisfied by making such information available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Furthermore, from the effective date of the Registration Statement until the earlier of (x) the three year anniversary of the Closing Date and (y) the date upon which the Company ceases to have its common shares registered under the 1934 Act, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the

Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents (x) that are available through EDGAR or (y) the provision of which would require new public disclosure by the Company under Regulation FD.

(g)  Lock-up. The Company will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the Common Shares or any securities of the Company substantially similar to the Common Shares, including but not limited to any options or warrants to purchase any securities or any securities convertible into, exchangeable for or that represent the right to receive any Common Shares or any securities of the Company substantially similar to the Common Shares, whether now owned or hereinafter acquired, during the Lock-Up Period, (other than (i) as described in the Registration Statement, (ii) the Common Shares to be sold by the Company hereunder, (iii) the grant of awards pursuant to employee benefit plans or arrangements existing on the date hereof and described in the Pricing Prospectus and (iv) pursuant to the Backstop Subscription Agreement dated July 5, 2007 to any shareholder holding Common Shares of the Company as of such date, except in each case with the prior written consent of the Lead Representatives; provided, however, that the initial Lock-Up Period will be automatically extended if: (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of earnings release or the announcement of the material news or material event, as applicable, unless each Lead Representative each waives, in writing, such extension; the Company will provide each of the Lead Representatives and the directors and officers of the Company who execute and deliver Lock-Up Agreements pursuant to Section 12 hereof prior written notice of any such announcement giving rise to an extension of the Lock-Up Period.

(h)  Net Proceeds. To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and Prospectus under the caption “Use of Proceeds.”

(i)  Company Logo. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s official logo for use on the website operated by such Underwriter for the sole purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(j)  462(b). If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

SECTION 4.    Free Writing Prospectus.

(a)  The Company represents and agrees that, without the prior consent of each Lead Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and each Underwriter represents and agrees that, without the prior consent of the Company and each Lead Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus, the use and content of which have been consented to by the Company and each Lead Representative is listed on Schedule III hereto.

(b)  The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic road show;

(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to each Lead Representative pursuant to Section 12 and, if requested by the Lead Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 4(c) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein.

SECTION 5.    Payment of Expenses.

(a)  Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Prospectus, the Pricing Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, or any further amendments or supplements thereto (including financial statements and exhibits) as originally filed, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, printing, issuance and delivery of the certificates for the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses relating to the engagement and service of the QIU (including reasonable fees and disbursements of counsel); provided, however, except as provided in this Section 5 and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.  All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(b)  [Intentionally Omitted]

(c)  [Intentionally Omitted]

SECTION 6.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder as to the Securities to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company contained herein, are, at and as of each such Time of Delivery, true and correct, the condition that each of the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following further conditions:

(a)  Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 3(a) hereof and any other material required to be filed by the Company pursuant to Rule 433 under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the 1933 Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof  shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Lead Representatives’ reasonable satisfaction.

(b)  Opinion of Counsel for Company. At each Time of Delivery the Lead Representatives shall have received the written opinion, dated as of such Time of Delivery, of Cahill Gordon & Reindel LLP, outside counsel for the Company, substantially in the forms attached as Exhibit B-1 & B-2 hereto.

(c)  Opinion of Local Counsel for Company. At each Time of Delivery, the Lead Representatives shall have received the written opinion, dated as of such Time of Delivery, of each of (i) Conyers Dill & Pearman, special Bermuda counsel for the Company, in the form attached as Exhibit C-1 hereto, and (ii) Kendall Freeman, special U.K. counsel for the Company, in the form attached as Exhibit C-2 hereto.

(d)  [Intentionally Omitted]

(e)  Opinion of Counsel for Underwriters. At each Time of Delivery, the Lead Representatives shall have received the written opinion, dated as of such Time of Delivery, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Lead Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)  Officers’ Certificate. At each Time of Delivery, the Lead Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Time of Delivery, to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Time of Delivery, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Time of Delivery and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.

(g)  Secretary’s Certificate. At each Time of Delivery, the Lead Representatives shall have received a certificate of the Secretary of the Company, dated as of such Time of Delivery, substantially in the form attached hereto as Exhibit E.

(h)  [Intentionally Omitted]

(i)  Accountant’s Comfort Letter. On (i) the date of the Prospectus at a time prior to the execution of this Agreement, (ii) the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the last Time of Delivery and (iii) at each Time of  Delivery, each of PricewaterhouseCoopers and KPMG LLP, who have certified the consolidated financial statements of the Company and the Talbot Group, respectively, that are included in the Pricing Prospectus and the Prospectus, as applicable, shall have furnished to the Lead Representatives a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Lead Representatives.

(j)  No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)  Delivery of Prospectus. The Company shall have complied with the provisions of Section 3(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

(l)  Lock-up Agreements. At the date of this Agreement, the Lead Representatives shall have received Lock-Up Agreements signed by the persons listed on Schedule V hereto.

(m)  No Suspension or Other Occurrences. At or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States or Bermuda or the declaration by the United States or Bermuda of a national emergency or war if the effect of any such event specified in this clause (iv) in the judgment of the Lead Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a change or development involving a prospective change in Bermuda taxation affecting the Company; (vi) the imposition of exchange controls by the United States or Bermuda; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States or Bermuda or elsewhere, if the effect of any such event specified in this clause in the judgment of the Lead Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(n)  No Material Adverse Effect. Neither the Company nor any of its subsidiaries shall have (i) sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, (ii) since the date as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development or event that could reasonably be expected to result in a prospective material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Lead Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(o)  No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the financial strength rating of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, financial strength rating of the Company or any of its subsidiaries.

(p)  Listing. The Securities to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange.

SECTION 7.    Indemnification and Contribution.

(a)  Indemnification of Underwriters.

(i)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433 under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Representatives expressly for use therein.

(ii)  [Intentionally Omitted]

(iii)  The Company will indemnify and hold harmless Wachovia Capital Markets, LLC, in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433 under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any act or omission to act or any alleged act or omission to act by Wachovia Capital Markets, LLC as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities; and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred, except that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding.

(b)  Indemnification of Company, Directors and Officers. Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement, or alleged untrue statement or omission, or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Actions against Parties; Notification. Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such clause. In the case of parties indemnified pursuant to Section 7(a)(i) and (ii), counsel to the indemnified parties shall be selected by the Lead Representatives; in the case of parties indemnified pursuant to Section 7(a)(iii), counsel to the indemnified parties shall be selected by the QIU; and in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such clause for any legal or other expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, (i) if the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the Company, (iii) if both the indemnifying party and the indemnified party are parties to the same action and one or more defenses may be available to the indemnified party that would not also be available to the indemnifying party or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, then such indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if, in the case of the Underwriters, the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter or the QIU, as the case may be, within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter or the QIU, as the case may be, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act or shall have the same rights to contribution as the Company.  The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  Control Persons.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU, as the case may be, or, within the meaning of the 1933 Act and the obligations of the Underwriters under this Section 7, shall be in addition to any liability which the respective

Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements of the Company, and the several Underwriters as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.    Termination of Agreement. If this Agreement is terminated by the Lead Representatives pursuant to Section 10 hereof, such termination shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof; provided, that, except as provided in Sections 5 and 7 hereof, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters (other than any defaulting Underwriter) through the Lead Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered; and providedfurther that Sections 1, 7 and 8 shall survive termination of this Agreement and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at a Time of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Lead Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably acceptable to the Company and the Lead Representatives, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased at such Time of Delivery, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the number of Defaulted Securities is or exceeds 10% of the number of Securities to be purchased at the First Time of Delivery, this Agreement or, with respect to any Second Time of Delivery, the obligations of the Underwriters to purchase the Optional Securities to be purchased and sold on such Second Time of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Second Time of Delivery, which does not result in a termination of the obligations of the Underwriters to purchase to sell the relevant Optional Securities, either (i) the Lead Representatives or (ii) the Company shall have the right to postpone the relevant Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.     [Intentionally Omitted]

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Lead Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention: Registration Department; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, 4 World Financial Center, New York, New York 10080, attention: Syndicate Department; notices to the Company shall be directed to it at 19 Par-La-Ville Road, Hamilton HM11, Bermuda, attention: Chief Financial Officer.

SECTION 13.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A “NEW YORK COURT”), (ii) WAIVES, TO THE FULLEST

EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.

The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

SECTION 15.    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court of from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, it irrevocable waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement.

SECTION 16.    Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

SECTION 17.    Miscellaneous. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company , (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Time shall be of the essence of this Agreement.

SECTION 18.    Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Remainder of Page Left Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company in accordance with its terms.

Very truly yours,

VALIDUS HOLDINGS, LTD.

By: /s/ Joseph E. (Jeff) Consolino
Name: Joseph E. (Jeff) Consolino
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED

By:                       /s/ GOLDMAN, SACHS
                            (GOLDMAN, SACHS & CO)

By:    /s/ MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED  by William J. Egan
         (MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED)

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

SCHEDULE I

Name of Underwriter	Number of Firm Securities to be Purchased	Number of Company Optional Securities to be Purchased if Over-Allotment Option is Fully Exercised
Goldman, Sachs & Co.	5,279,305	791,895
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,279,305	791,895
Wachovia Capital Markets, LLC	1,041,226	156,183
Deutsche Bank Securities Inc	754,622	113,193
J.P. Morgan Securities Inc.	754,622	113,193
UBS Securities LLC	754,622	113,193
Dowling & Partners Securities, LLC	599,124	89,868
Cochran Caronia Waller Securities LLC	297,275	44,591
Keefe, Bruyette & Woods, Inc.	297,275	44,591
ABN AMRO Rothschild LLC	27,441	4,117
Calyon Securities (USA) Inc.	27,441	4,117
Comerica Securities, Inc.	27,441	4,117
HSBC Securities (USA) Inc.	27,441	4,117
ING Financial Markets LLC	27,441	4,117
Scotia Capital (USA) Inc.	27,441	4,117
_______________________ Fox-Pitt Kelton Incorporated	22,866	3,429
Total	15,244,888	2,286,733

S-I

SCHEDULE II

[Intentionally Omitted]

S-II

SCHEDULE III

Issuer Free Writing Prospectuses

1.  Electronic roadshow as filed on www.retailroadshow.com.
2.  Electronic roadshow as filed on www.netroadshow.com.
3.  Issuer Free Writing Prospectus dated July 24, 2007.

S-III

SCHEDULE IV

List of Subsidiaries of the Company

Validus Reinsurance, Ltd.
Validus Research Inc.
Validus Specialty Inc.
Talbot Holdings Ltd.
Talbot 2002 Underwriting Capital Ltd.
Talbot Insurance (Bermuda) Ltd.
Talbot Underwriting Holdings Ltd.
Talbot Capital Ltd.
Talbot Underwriting Capital Ltd.
Talbot Underwriting Ltd.
Underwriting Risk Services Ltd.
Talbot Underwriting Services Ltd.

S-IV

SCHEDULE V

List of Persons and Entities Subject to Lock-Up

Edward J. Noonan
George P. Reeth
Joseph E. (Jeff) Consolino
Stuart W. Mercer
Conan M. Ward
C. Jerome Dill
Matthew J. Grayson
Jeffrey W. Greenberg
John J. Hendrickson
Stuart A. Katz
Sander M. Levy
Jean-Marie Nessi
Mandakini Puri
Alok Singh
Christopher E. Watson
Michael Carpenter

Aquiline Financial Services Fund L.P.
Aquiline Capital Partners LLC
Caisse de Depot et Placement du Québec
GSCP V AIV, L.P.
GS Capital Partners V Employee Fund, L.P.
GS Capital Partners V Offshore, L.P.
GS Capital Partners V GmbH & CO. KG
GSCP V Institutional AIV, Ltd.
GS Private Equity Partners 1999, L.P.
GS Private Equity Partners 1999 Offshore, L.P.
GS Private Equity Partners 1999 - Direct Investment Fund, L.P.
GS Private Equity Partners 2000, L.P.
GS Private Equity Partners 2000 Offshore Holdings, L.P.
GS Private Equity Partners 2000 - Direct Investment Fund, L.P.
GMI Investments, Inc.
Merrill Lynch Ventures L.P. 2001
ML Global Private Equity Fund, L.P.
New Mountain Partners II (Cayman), L.P.
Allegheny New Mountain Partners (Cayman), L.P.
New Mountain Affiliated Investors II (Cayman), L.P.
Vestar AIV Employees Validus Ltd.
Vestar AIV Holdings B L.P.
Vestar AIV Holdings A L.P.

BERCO Limited (Greenaap)
Chrystallite Investment Pte Ltd

S-V

Conti Investments LLC
DK Acquisition Partners, L.P.
Financial Stocks Capital Partners IV L.P.
Greenhill Capital Partners II, L.P.
Greenhill Capital Partners (Cayman) II, L.P.
Greenhill Capital Partners (Executives) II, L.P.
Greenhill Capital Partners (Employees) II, L.P.
Loeb Partners Corporation
Loeb Marathon Offshore Fund, LTD.
Loeb Marathon Fund, LP
Loeb Offshore Fund, LTD.
Loeb Arbitrage Fund
Pequot International Fund, Inc.
Premium Series PCC Limited - Cell 34
Pequot Navigator Offshore Fund, Inc.
Pequot Core Investors Fund, Inc.
Pequot Institutional Fund, Inc.
Pequot Diversified Master Fund, Ltd.
Pequot Mariner Master Fund, L.P.
Premium Series PCC Limited - Cell 33
Pequot Scout Fund, L.P.
Tietê Representações S.A.

S-V

EXHIBIT A

Form of Lock-up Agreement

VALIDUS HOLDINGS, LTD.

Lock-Up Agreement

   June __, 2007

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated,
as Representatives of the several Underwriters
named in Schedule I to the Purchase Agreement

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
and
c/o Merrill Lynch, Pierce, Fenner & Smith

               Incorporated

World Financial Center

4 World Financial Center

New York, New York  10080

Re: Validus Holdings, Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as lead representatives (in such capacity, the “Lead Representatives”), propose to enter into an agreement (the “Purchase Agreement”) on behalf of the several underwriters named in Schedule I to the Purchase Agreement (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 thereof), with Validus Holdings, Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company”), providing for a public offering of common shares, par value $0.175 per share, of the Company (“Common Shares”) pursuant to a registration statement on Form S-1 that has been filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Common Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the Common Shares or any securities of the Company substantially similar to the Common Shares, including but not limited to any options or warrants to purchase any securities or any securities convertible into, exchangeable for or that represent the right to receive any Common Shares or any securities of the Company substantially similar to the Common Shares, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, during the period from the date of the final prospectus in the form first filed pursuant to Rule 424(b) under the 1933 Act (the “Prospectus”) continuing through the date that is 180 days after the date of the Prospectus, except with the prior written consent of the Lead Representatives.  The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Common Shares even if such Common Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the cover page of the Prospectus (the “Public Offering Date”) pursuant to the Purchase Agreement; provided, however, that the initial Lock-Up Period will be automatically extended if: (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of earnings release or the announcement of the material news or material event, as applicable, unless each Lead Representative each waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Purchase Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 12 of the Purchase Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Shares (i) at any time after the date on which such person ceases to be a director or officer of the Company, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) for bona fide tax planning purposes, provided that the transferee agrees to be bound in writing by the restrictions set forth herein or (v)

with the prior written consent of the Lead Representatives on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their business.]

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

________________________________________
Name:

EXHIBIT B-1

[Form of Opinion (Cahill Gordon)]

1.	Insofar as the laws of the State of New York are applicable thereto, the Purchase Agreement has been duly executed and delivered by the Company.

2.
To our knowledge, the issuance and sale of the Shares, the execution, delivery and performance by the Company of the Purchase Agreement and the compliance by the Company with all of the provisions of the Purchase Agreement and the consummation by the Company of the transactions contemplated therein to be performed by it do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements filed as exhibits to the Registration Statement.

3.
To our knowledge, the issuance and sale of the Shares, the execution, delivery and performance by the Company of the Purchase Agreement and the compliance by the Company with all of the provisions of the Purchase Agreement and the consummation by the Company of the transactions contemplated therein to be performed by it do not (A) require any consent, approval, authorization or other order of any United States federal or State of New York court or governmental body or agency (except such as may be required under the state securities or Blue Sky laws) or (B) violate or conflict with the terms, conditions or provisions of the Memorandum of Association or other organizational documents of the Company or any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative or court decree of any United States or State of New York governmental body or agency or court of which we have knowledge (except we have not been requested to and do not express any opinion as to any state securities or Blue Sky laws).

4.
To our knowledge, other than as set forth in the Registration Statement, the preliminary prospectus of the Company dated [  ] 2007, relating to the Shares (the “Preliminary Prospectus”) and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so disclosed.

5.
The subsidiary of the Company listed on Schedule A hereto is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

6.
To our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned by such persons in the Preliminary Prospectus, the Prospectus and the Registration Statement.

B-1-1

7.
Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, to our knowledge, there are no preemptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Company’s Memorandum of Association or any agreement or other instrument.

8.	The Company is not and will not become, as a result of the offering and sale of the Shares, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

9.
The Registration Statement has become effective under the Act, the required filing of the Prospectus pursuant to Rule 424(b) and Rule 430A under the Act has been made and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of the Prospectus or Preliminary Prospectus has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

10.
The statements set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions (i) “Certain Tax Considerations—U. S. Taxation”, insofar as they purport to describe the provisions of the federal income tax laws of the United States of America referred to therein, and (ii) “Description of Share Capital—Differences in Corporate Law”, insofar as they purport, in the context of the purpose stated in the Registration Statement for such section, to describe the provisions of the General Corporation Law of the State of Delaware referred to therein, fairly describe such provisions in all material respects.

11.	[Intentionally Omitted].

12.	To our knowledge, the Company is not in violation of the Memorandum of Association and Bye-laws of the Company which could reasonably be expected to have a Material Adverse Effect.

13.
Except as to financial statements, financial schedules and other financial and statistical data included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as to which we have not been requested to and do not express any opinion, the Registration Statement as of its effective date and the Preliminary Prospectus and the Prospectus, as of their respective dates, appear to comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.

14.	[Intentionally Omitted].

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EXHIBIT B-2

[Form of Negative Assurance (Cahill Gordon)]

We have acted as special New York counsel to Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), in connection with the issuance and sale by the Company to you and the other underwriters named in Schedule I to the Purchase Agreement (as defined below) (collectively, the “Underwriters”) of [    ] of the Company’s Common Shares, par value US$0.175 per share (the “Shares”).  This letter is furnished to you pursuant to Section 6(b) of the purchase agreement, dated [  ] 2007 (the “Purchase Agreement”), by and among the Company and the Underwriters.  All capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Purchase Agreement.
We have participated in conferences with representatives of the Company, representatives of Bermudian counsel to the Company, officers and other representatives of the Underwriters, representatives of counsel to the Underwriters, and representatives of the independent public accountants of the Company and its subsidiaries at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.  Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Registration Statement and the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent provided in paragraph 10 of our opinion of even date herewith).  On the basis of the foregoing, no facts have come to our attention that would lead us to believe (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Preliminary Prospectus contained in the Registration Statement immediately prior to the time the Registration Statement was declared effective, when considered together with the public offering price per Share and the number of Shares offered, in each case as set forth on the cover page of the Prospectus, as of the time of the offering of the Shares on July 24, 2007, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood, in each case, that we have not been requested to and do not express any comment with respect to the financial statements and the notes thereto and the other financial data included in the Registration Statement or the Prospectus).

This letter is solely for your benefit in connection with your purchase of the Shares on the date hereof and may not be delivered to, used or relied upon for any other purpose or by any person other than you without our prior written consent.

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EXHIBIT C-1

[Form of Opinion (Conyers Dill)]

1.
Each of the Company, Validus Re and Talbot are duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
The authorised share capital of the Company is US$100,000,000 divided into 514,285,714.29 Voting Common Shares of US$0.175 par value each and 57,142,857.14 Non-Voting Common Shares of US$0.175 par value each as set out under the caption “Description of Share Capital – General” in the Preliminary Prospectus and in the Prospectus. Based solely on a review of a copy of the Register of Members of the Company dated [            ], 2007, certified by the Secretary of the Company on [          ], [          ] Voting Common Shares of US$0.175 par value each and [        ] Non-Voting Common Shares of US$0.175 par value each of the Company have been issued, all of which have been duly authorised and validly issued and are fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof). When issued and paid for in accordance with the Purchase Agreement, the Shares to be sold by the Company will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and will not be subject to any statutory pre-emptive or similar rights.

3.
The authorised share capital of Validus Re is US$1,000,000 divided into 1,000,000 Common Shares of US$1 par value each. Based solely on a review of a copy of the Register of Members of Validus Re dated [            ], 2007, certified by the Secretary of Validus Re on [        ], 1,000,000 Common Shares of US$1 par value each of Validus Re have been issued, all of which have been duly authorised and validly issued and are fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and all of the issued Common Shares of Validus Re are registered in the name of the Company.

Based solely on a review of the Memorandum of Association and Bye-laws of Validus Re as at [            ], 2007, certified by the Secretary of Validus Re on [            ], 2007, and the Bermuda Companies Act 1981, none of the issued shares of the Company were issued in violation of any pre-emptive or other similar rights under Bermuda law.

4.
The authorised share capital of Talbot is US$1,000,000 divided into 500,000,000 [Common Shares] of US$0.002 par value each. Based solely on a review of a copy of the Register of Members of Talbot dated [            ], 2007, certified by the Secretary of Talbot on [         ] 2007, [130,465,500] Common Shares of US$0.002 par value each of Talbot have been issued, all of which have been duly authorised and validly issued and are fully paid and non-assessable (meaning that no further sums are required to be paid by the

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holder thereof in connection with the issue thereof) and all of the issued [Common Shares] of Talbot are registered in the name of the Company.

Based solely on a review of the Memorandum of Association and Bye-laws of Talbot as at [            ], 2007, certified by the Secretary of Talbot on [            ], 2007, and the Bermuda Companies Act 1981, none of the issued shares of the Company were issued in violation of any pre-emptive or other similar rights under Bermuda law.

5.
The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the necessary corporate power to conduct its business as described under the caption “Business” in the Preliminary Prospectus and the Prospectus. The execution and delivery of the Purchase Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the Memorandum of Association or Bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

6.
Validus Re has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described under the caption “Business” in the Preliminary Prospectus and the Prospectus, and was registered as a Class 4 insurer in terms of the Insurance Act 1978 effective November 14, 2005 and is authorised to carry on business in that capacity subject to the provisions of the Insurance Act 1978 and the regulations promulgated thereunder, and the conditions set out in Schedule I to the Certificate of Registration, issued by the Registrar of Companies to Validus Re, dated November 15, 2005. A copy of the said Certificate of Registration, together with the said Schedule I, is attached as Exhibit A to this opinion.

7.
Talbot has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described under the caption “Acquisition of Talbot” in the Preliminary Prospectus and the Prospectus.

8.
The Company has taken all corporate action required to authorise its execution, delivery and performance of the Purchase Agreement. The Purchase Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

9.
No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Purchase Agreement, except such as have been duly obtained or filed in accordance with Bermuda law.

10.
It is not necessary or desirable to ensure the enforceability in Bermuda of the Purchase Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Purchase Agreement creates a charge over assets of the Company, it may be desirable to ensure the

C-2-2

priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Purchase Agreement is governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

11.
The procedure for the service of process on the Company through C.T. Corporation System in New York, New York, United States of America, acting as agent for the Company, as set out in Section 14 of the Purchase Agreement would be effective, in so far as Bermuda law is concerned, to constitute valid service of the proceedings on the Company.

12.	There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Purchase Agreement.

13.
The Purchase Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Purchase Agreement other than as stated in paragraph 10 hereof.

14.
The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

15.
The Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce the Purchase Agreement in respect of itself or its property.

16.
Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [         ] am on [            ], 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

17.
The choice of the Foreign Laws as the governing law of the Purchase Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the

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application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Purchase Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

18.
The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Purchase Agreement by the Underwriters.

19.
The Underwriters have standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Purchase Agreement. It is not necessary or advisable in order for the Underwriters to enforce its rights under the Purchase Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

20.
The consummation of the transactions contemplated by the Purchase Agreement (including but not limited to the issue and sale of the Shares by the Company and any actions taken pursuant to the indemnification and contribution provisions contained in the Purchase Agreement) will not, subject to Section 39A(2A) of the Act, constitute unlawful financial assistance by the Company under Bermuda law.

21.
The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Purchase Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justices of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts and (f) there is due compliance with the correct procedures under the laws of Bermuda.

22.
The statements contained in the Prospectus under the captions “Risk Factors – Risks Related to this Offering and Ownership of Our Common Shares”, “Risk Factors – Risks Related to Our Company”, “Regulation – Bermuda”, “Description of Share Capital” and “Certain Tax Considerations – Bermuda Taxation”, “Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters” to the extent that they constitute statements of Bermuda law or describe the Constitutional Documents, are accurate in all material respects.

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EXHIBIT C-2

[Form of Opinion (Kendall Freeman)]

Relying on the Relevant Information we are of the opinion that:

(a)
TUL, T2002 and URSL are companies duly incorporated in England and Wales under the Companies Act 1985 and are in good standing (meaning solely that no action is currently being taken by the Registrar of Companies for striking any of TUL, T2002 or URSL off the register and dissolving them as defunct);

(b)	(i)
the authorised share capital of TUL is £400,000. Based solely on a review of a copy of the TUL Certified Documents 400,000 Ordinary Shares of £1 par value each of TUL have been issued, are fully paid and are registered in the name of Talbot Underwriting Holdings Ltd;

                                                (ii)           the authorised share capital of T2002 is £50,000. Based solely on a review of a copy of the T2002 Certified Documents one Ordinary Share of £1 par value of T2002 has been issued, is fully paid and is registered in the name of Talbot Holdings Ltd;
(iii)
the authorised share capital of URSL is £2,500,000. Based solely on a review of a copy of the URSL Certified Documents 25,000 Ordinary Shares of £1 par value each of URSL have been issued, are fully paid and are registered in the name of Talbot Underwriting Holdings Ltd;

(c)
each of TUL, T2002 and URSL has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described under the heading “Acquisition of Talbot” in the Form S-1 (Amendment No 4) filed with the Securities and Exchange Commission on 5 July 2007;

(d)	(i)
TUL (FSA number 204890) is authorised and has permission under the Financial Services and Markets Act 2000 and the delegated legislation thereunder to deal in and arrange non-investment insurance contracts and manage the underwriting capacity of a Lloyd's syndicate as a managing agent, effective 1 December 2001, and is listed on the Lloyd's website as the managing agent in respect of syndicate 1183;

                                                 (ii)          T2002 was elected as a member of the Society of Lloyd's on 10 December 2001 and commenced underwriting on 1 January 2002, and is the sole member of syndicate 1183 for the 2007 year of account;
(iii)
URSL (FSA number 311706) is authorised and has permission under the Financial Services and Markets Act 2000 and the delegated legislation thereunder to deal in and arrange non-investment insurance contracts, effective 14 January 2005, and is listed on the Lloyd's website as an approved coverholder with a current binding authority; and

(e)
the statements contained in the Prospectus under the captions “Risk Factors – Risks Relating to Lloyd’s and Other U.K. Regulatory Matters”, to the extent that they constitute statements of the laws of the United Kingdom, are accurate in all material respects.

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EXHIBIT D

[Intentionally Omitted]

D-1

EXHIBIT E

[Form of Secretary’s Certificate]

VALIDUS HOLDINGS, LTD.

SECRETARY’S CERTIFICATE

July ___, 2007

Reference is made to the Purchase Agreement, dated July [   ], 2007 (the “Purchase Agreement”), between Validus Holdings, Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company”) and the several underwriters named in Schedule I thereto.  Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

The undersigned, the duly elected or appointed Secretary of the Company, DOES HEREBY CERTIFY that:

1.            Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company (the “Charter”) as in effect on the date thereof and at all times through and including the date hereof.  No action has been taken by the Company or its shareholders, directors or officers in contemplation of any amendments to the Charter.  No proceeding has been commenced for the merger, consolidation, dissolution or liquidation of the Company or the sale of all or substantially all of its assets and there has not been commenced or, to my knowledge, threatened any judicial proceeding which could result in the forfeiture of the Charter.  In addition, the Company has duly and timely paid all franchise taxes and other fees required to be paid to, and has duly and timely filed all annual franchise tax reports and regulatory filings with, the Bermuda Monetary Authority pursuant to the laws of Bermuda.

2.            Attached hereto as Exhibits B-1 and B-2 are true, correct and complete copies of (a) the Memorandum of Association of the Company and (b) the Certificate of Deposit of Memorandum of Increase of Share Capital of the Company, in each case, as in effect on the date thereof and at all times through the date hereof.

3.            Attached hereto as Exhibits C-1 and C-2 are true, correct and complete copies of the Bye-laws of the Company as in effect, (a) immediately prior to the July [  ], 2007 pricing of proposed underwritten initial public offering (the “IPO”) of the common shares, par value $0.175 per share, of the Company (the “Securities”) and (b) from and after the July [  ], 2007 pricing of the IPO to the date hereof and at all times hereafter.

4.            Attached hereto as Exhibits D-1, D-2 and D-3 are true, correct and complete copies, respectively, of (a) the resolutions adopted on January 11, 2007 by the Board of Directors of the Company (the “Board of Directors”), establishing, among other things, the Pricing Committee as further described therein (the “Pricing Committee”), (b) the minutes of the meeting of the shareholders of the Company held on March 1, 2007 and (c) the resolutions adopted on July [  ], 2007 by the Pricing Committee authorizing

E-1

the issuance, offer and sale of the Securities, and related matters.  The aforementioned resolutions have not been amended, rescinded or modified since their adoption and execution, remain in full force and effect as of the date hereof and represent the only resolutions adopted or action taken by, or on behalf of, the Board of Directors or any committee thereof (including without limitation the Pricing Committee) relating to the Company’s registration statement on Form S-1 (File No. 333-139989)) or any amendment thereto (as amended through the date hereof, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), the Purchase Agreement and matters related to each of the foregoing.

5.            Each of (i) the Purchase Agreement and (ii) the Registration Statement (including without limitation the prospectus forming a part thereof relating to the Securities (the “Prospectus”)) is substantially in the form approved by the Board of Directors pursuant to the resolutions referred to in paragraph 4. above, and have been duly authorized, executed and delivered by the Company.

6.            Attached hereto as Exhibit E is a true, correct and complete copy of a specimen certificate representing the Securities, in the form approved by the Company.

7.            Each person who, as a director or officer of the Company or an attorney-in-fact of such director or officer, signed (a) the Registration Statement as originally filed or any power of attorney pursuant to which such Registration Statement was signed, (b) the Purchase Agreement and (c) the other documents or certificates delivered by, as of or on the date hereof in connection with the closing of the sale of the Securities, including to the transfer agent and registrar, was duly elected and qualified as an officer or director or was duly appointed as an attorney-in-fact of such duly elected and qualified officer or director, as the case may be, of the Company and held the office or offices indicated thereon on the date of, and was duly authorized to take, such action, and each signature of such signing officer or director is his genuine signature.

8.            Attached hereto as Exhibits F-1 and F-2 are true and complete copies of all written communications between the Company, its officers, employees and, to its knowledge, its directors, accountants or counsel, on the one hand, and, respectively, (a) the SEC or its staff and (b) the Bermuda Monetary Authority, on the other hand, in each case, relating to the Registration Statement (including, without limitation, the Prospectus) or the offering as contemplated therein.

9.            The copies of minutes of meetings and actions and resolutions of the Board of Directors, all committees thereof and the shareholders of the Company, which have been made available to Simpson Thacher & Bartlett LLP and Cahill Gordon Reindel LLP, are exact copies of the original minute books and resolutions of the Company, as the case may be, and contain all minutes of such meetings and actions and resolutions through the date on which Simpson Thacher & Bartlett LLP and Cahill Gordon Reindel LLP last reviewed such books and resolutions other than such meetings for which no minutes are available, in which case drafts of minutes, notes as to proceedings at such meetings and agendas have been provided to such counsel.

E-2

  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

____________________________________
[T.W. Tucker Hall]
Secretary

The undersigned, the duly qualified [   ] of the Company, DOES HEREBY CERTIFY that [T.W. Tucker Hall] is the duly elected or appointed Secretary of the Company and that the signature set forth above his name is his true signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

____________________________________
Name:
Title:

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